UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

EFJ, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21681	47-0801192
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1440 Corporate Drive, Irving, TX 75038

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (972) 819-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01	Entry into a Material Definitive Agreement

See the disclosure in Items 2.01 and 2.03 of this report.

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On July 10, 2006, a merger was consummated pursuant to the Agreement and Plan of Merger (the “Agreement”) by and among EFJ, Inc., a Delaware corporation (“EFJ”), Avanti Acquisition Corp., a Maryland corporation and wholly-owned subsidiary of EFJ (the “Merger Sub”), 3e Technologies International, Inc., a Maryland corporation (“3eTI”) , Chih-Hsiang Li, as Stockholders’ Agent, and Steven Chen, James Whang, Chih-Hsiang Li and AEPCO, Inc., as Principal Stockholders (the “Merger”).

Pursuant to the terms of the Agreement, Merger Sub was merged with and into 3eTI, which is the surviving corporation (the “Surviving Corporation”) in the Merger, and the separate existence of Merger Sub thereupon ceased. As a result of the Merger, 3eTI is now a wholly-owned subsidiary of EFJ.

Pursuant to the terms of the Agreement, the total consideration paid by EFJ in the Merger consisted of $36.0 million in cash, which includes approximately $5.0 million to satisfy certain liabilities of 3eTI and $3.6 million to be held in escrow to indemnify EFJ for any claims under the Agreement. The Agreement provides that certain 3eTI employees are eligible to participate in bonus programs with payments to be earned based on achievement of performance objectives and continued employment.

Each share of 3eTI Class A Voting Common Stock and 3eTI Class B Non-Voting Common Stock that was issued and outstanding at the time of the Merger was cancelled and extinguished and was converted automatically into the right to receive, upon surrender of the certificate representing such shares of 3eTI stock, cash consideration of $0.8015 per share (including $0.0930 per share held in escrow) determined in accordance with the Agreement. No 3eTI stock options were assumed by EFJ and all such 3eTI stock options were either exercised in full prior to the closing of the Merger or canceled in exchange for cash as provided in the Agreement. No 3eTI warrants were assumed by EFJ and all such 3eTI warrants were either exercised in full prior to the closing of the Merger or cancelled in exchange for cash as provided in the Agreement. All shares of 3eTI stock formerly owned by 3eTI as treasury stock and each share of 3eTI stock formerly owned by any direct or indirect wholly-owned subsidiary of 3eTI were canceled and extinguished without any rights to conversion thereof and no consideration was delivered in exchange therefore.

By virtue of the Merger and without any action on the part of the holder thereof, each share of the common stock, $0.001 par value per share, of Merger Sub that was issued and outstanding was converted into and continues as one share of the common stock of the Surviving Corporation.

The summary of the transaction described above is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 11, 2006, following the closing of the Merger, EFJ, E. F. Johnson Company, a Minnesota corporation, Transcrypt International, Inc., a Delaware corporation, and 3eTI (collectively, the “Borrowers”) and Bank of America, N.A. (“Lender”) entered into that certain Second Amendment to Revolving Line of Credit Agreement and Security Agreement (the “Amendment”) which amended that certain Revolving Line of Credit Agreement and Security Agreement between EFJ and Lender dated November 15, 2002, as previously amended (the “Loan Agreement”), which provides for revolving loans (the “Revolving Loans”) in the amount of $15.0 million. In connection with the Amendment, the parties also entered into a Term Note and a Second Amendment to Revolving Note (collectively with the Amendment, the “Amendment Documents”). The purposes of the Amendment Documents were to (i) provide for the Merger and add 3eTI as co-borrower and co-obligor, (ii) provide for the extension of a term loan by Lender to the Borrowers in the principal amount of $15.0 million (the “Term Loan”) and (iii) effect certain other changes as described in the Amendment. The Revolving Loans and the Term Loan under the Loan Agreement as amended bear interest at a fluctuating rate based on either the London Interbank Offered Rate as described in the Loan Documents or the prime rate, plus a margin determined by the Borrowers’ ratio of debt to its earnings before interest, taxes, depreciation and amortization (“EBITDA”). Interest on the Revolving Loans and the Term Loan is payable quarterly and the outstanding principal amount of the Term Loan and any Revolving Loans is due and payable on June 30, 2010. The Borrowers currently have outstanding the $15.0 million Term Loan and there are currently no Revolving Loans outstanding.

The Loan Agreement as amended provides for customary affirmative and negative covenants, including maintenance of corporate existence, rights, property, books and records and insurance, compliance with contracts and laws, and certain reporting requirements, as well as limitations on debt, liens, fundamental changes, acquisitions, transfers of assets, investments, loans, guarantees, use of proceeds, sale-leaseback transactions and capital expenditures. In addition, the Loan Agreement as amended contains certain financial covenants including a maximum ratio of funded debt to EBITDA and a fixed charge coverage ratio. The Loan Agreement as amended also provides for events of default that would permit the Lender to accelerate the loans upon their occurrence, including failure to make payments, breaches of representations and warranties, insolvency events, acceleration of other indebtedness, failure to discharge judgments, material adverse effects, certain breaches of contracts, casualty losses when no or insufficient insurance is maintained, changes of control, certain ERISA events and failure to observe covenants. As collateral for the obligations under the Loan Agreement as amended, the Lender has a security interest in substantially all assets of the Borrowers, including accounts receivable, inventory, machinery, equipment, real estate, and general intangibles.

The summary of the transaction described above is qualified by reference to the Loan Documents, a copy of which are attached hereto as Exhibits 10.2, 10.3 and 10.4 and incorporated by reference herein.

ITEM 7.01	Regulation FD Disclosure

The information pursuant to Item 7.01 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On July 10, 2006, EFJ issued a press release announcing its acquisition of 3eTI. The complete release is attached to this report as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits

The following exhibits are filed herewith:

10.1 Agreement and Plan of Merger dated as of July 10, 2006 by and among EFJ, Inc. (“EFJ”), Avanti Acquisition Corp., 3e Technologies International, Inc. (“3eTI”), Chih-Hsiang Li, as Stockholders’ Agent, and Steven Chen, James Whang, Chih-Hsiang Li and AEPCO, Inc., as Principal Stockholders.

10.2 Second Amendment to Revolving Line of Credit Loan Agreement and Security Agreement dated as of July 11, 2006 by and among EFJ, E. F. Johnson Company, Transcrypt International, Inc., 3eTI and Bank of America, N.A.

10.3 Term Note dated as of July 11, 2006 executed by EFJ, E. F. Johnson Company, Transcrypt International, Inc. and 3eTI.

10.4 Second Amendment to Revolving Note dated as of July 11, 2006 by and among EFJ, E. F. Johnson Company, Transcrypt International, Inc., 3eTI and Bank of America, N.A.

99.1 Press release related to EFJ’s acquisition of 3e Technologies International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EFJ, INC.
(Registrant)

Date: July 14, 2006	By:	/s/ Jana Ahlfinger Bell
Jana Ahlfinger Bell
Chief Financial Officer
(Principal Financial and Accounting Officer)